UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2014

MEDIFAST, INC.

(Exact name of registrant as specified in its Charter)

Delaware	001-31573	13-3714405
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Identification No.)

3600 Crondall Lane, Owings Mills, Maryland 21117

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (410)-581-8042

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 15, 2014, Jeannette Mills resigned as Executive Vice President, Take Shape for Life Inc., a wholly-owned subsidiary of Medifast, Inc. (the “Company”), in order to pursue other opportunities. Ms. Mills will remain with the Company in a transitional capacity until September 12, 2014. The Company has initiated a search to identify a highly qualified executive to lead the Take Shape For Life, Inc. business in the new position of President, Take Shape For Life, Inc. In the interim, the business and employees will report directly to Meg Sheetz, Chief Executive Officer of Take Shape For Life, Inc.

In connection with Ms. Mills’ resignation, the Company and Ms. Mills have entered into a separation and release agreement (the “Separation Agreement”). The Separation Agreement provides for, among other things: (a) one year’s salary of $235,000, payable on a bi-weekly basis; (b) one year of medical, dental and vision coverage; (c) outplacement assistance; and (d) the release by Ms. Mills of all claims against the Company. The foregoing description of the Separation Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Separation and Release Agreement between Jeannette Mills and Medifast, Inc.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIFAST, INC.

	By:	/s/ Jason L. Groves, Esq.
Jason L. Groves, Esq. Executive Vice President and General Counsel

Dated: August 21, 2014

EXHIBIT INDEX

No.	Description

99.1	Separation and Release Agreement between Jeannette Mills and Medifast, Inc.